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                                                                EXHIBIT 23.1(b)


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Golden State Financial Corporation


     We consent to the use of our report dated February 23, 1998, included herein, relating to the consolidated balance sheets of First Nationwide (Parent) Holdings Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1997.




                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP




Dallas, Texas
September 24, 1998